Exhibit 99.1

Enbridge Inc. and Spectra Energy Partners, LP Complete Merger

CALGARY and HOUSTON, December 17, 2018 — Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge), on behalf of itself and certain of its wholly owned U.S. subsidiaries, and Spectra Energy Partners, LP (NYSE: SEP) (SEP) today announced that they have completed the previously announced merger (the Merger) pursuant to an Agreement and Plan of Merger dated as of August 24, 2018 (the Merger Agreement). The Merger resulted in Enbridge (through a wholly owned subsidiary) acquiring all of the outstanding public common units of SEP and SEP becoming an indirect, wholly owned subsidiary of Enbridge.

Effective today, SEP unitholders of record as of the close of business on November 5, 2018 (other than Enbridge and its subsidiaries) are entitled to receive from Enbridge pursuant to the Merger Agreement, for each SEP common unit held, 1.111 common shares of Enbridge.

Also effective today, the SEP common units will be suspended from trading on, and delisted from, the New York Stock Exchange (NYSE). Common shares of Enbridge will continue to trade on both the NYSE and the Toronto Stock Exchange under the symbol “ENB”.

Forward Looking Statements

Certain information provided in this news release constitutes forward-looking statements. The words “anticipate”, “expect”, “project” and similar words and expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact may constitute forward-looking statements Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the suspension of the SEP common units from trading on, and delisting from, the NYSE. . Although Enbridge and SEP believe these statements are based on information and assumptions which are current, reasonable and complete, these statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, risks and uncertainties which may cause actual results to differ from those expressed or implied by such statements. Material assumptions include assumptions about the satisfaction of all conditions to the suspension from trading and delisting of the SEP common units. While Enbridge and SEP make these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. Except as may be required by applicable securities laws, Enbridge and SEP assume no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise.

About Enbridge Inc.

Enbridge Inc. is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.9 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 62% of U.S.-bound Canadian crude oil exports; and moves approximately 22% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 1,700 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

About Spectra Energy Partners, LP

Spectra Energy Partners, LP is one of the largest pipeline master limited partnerships in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include approximately 16,000 miles of transmission pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 5.6 million barrels of crude oil storage. Information about Spectra Energy Partners, LP is available on its website at www.spectraenergypartners.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media

Michael Barnes

Toll Free: (888) 992-0997

Email: media@enbridge.com

Investment Community

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com

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